UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 18, 2006

Aetna Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	1-16095 (Commission File Number)	23-2229683 (I.R.S. Employer Identification No.)

151 Farmington Avenue, Hartford, CT (Address of principal executive offices)	06156 (Zip Code)

Registrant’s telephone number, including area code:	(860) 273-0123

Former name or former address, if changed since last report:	Not applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events
Item 8.01 Other Events.
On May 18, 2006, Aetna Inc. (the “Company”) issued a press release announcing that it will redeem for cash the entire $700 million aggregate principal amount outstanding of its 8.5% Senior Notes due 2041. The redemption will occur on June 19, 2006. In connection with this redemption, the Company will write off related deferred debt issuance costs and recognize a deferred gain on an interest rate swap that hedged these notes, resulting in a net $8 million after tax non cash charge in the second quarter of 2006. As Aetna believes this charge neither relates to the ordinary course of its business nor reflects underlying business performance, Aetna will reflect the charge as an “other item” and exclude it from operating earnings. A copy of this press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press release of Aetna Inc. dated May 18, 2006 announcing the redemption of all of its 8.5% Notes due 2041.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AETNA INC.
Date: May 18, 2006	By:	/s/ Ronald M. Olejniczak
Name: Ronald M. Olejniczak
Title: Vice President and Controller

Exhibit
Number	Description
Exhibit 99.1	Press release of Aetna Inc. dated May 18, 2006 announcing the redemption of all of its 8.5% Notes due 2041.